THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


Void after 5:00 P.M., Denver, Colorado       Right to Purchase       Shares
Time, on March 4, 2002.                                of the Common Stock
                                                    of Vari L Company, Inc.
                                                             Warrant No.


                           VARI-L COMPANY, INC.

                      AGENT'S STOCK PURCHASE WARRANT

     VARI-L COMPANY, INC., a Colorado corporation (the "Company"), hereby
certifies that for value received,               , or assigns ("Holder"),
is entitled to purchase, subject to the terms and conditions hereinafter
set forth, an aggregate of          fully paid and nonassessable shares
("Shares") of the Common Stock of the Company ("Common Stock"), at the lower of (i) $9.50 per share or (ii) 84% of the average closing bid price of the Company's Common Stock on the Nasdaq National Market (or such other stock exchange, quotation service or over the counter market on which the Common Stock may be traded) for the ten (10) trading days prior to the date of exercise. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "Warrant Price."

     1. TERM. Subject to the limitations provided in the Securities Purchase Agreement dated March 4, 1997 by and among the Company and certain purchasers (the "Securities Purchase Agreement"), the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the date hereof through March 4, 2002. The Company shall have no obligation to furnish any further notice of the expiration date of this Warrant to Holder before expiration date.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

          (a) Subject to paragraph 1 hereof, Holder may exercise the purchase right represented by this Warrant, in whole or in part, by delivering to the principal office of the Company to the attention of Darce Hume, Controller, by telecopy or otherwise, a notice of exercise ("Exercise Notice") in the form attached hereto as Exhibit A, duly executed, and within a reasonable time after such delivery, by delivering to Darce Hume at the Company the original Exercise Notice, this Warrant, and payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. At its expense, the Company shall within three (3) business days after its receipt of the original Exercise Notice, this Warrant and payment, issue and deliver to the Holder at the Company's principal office, or at such other place designated by Holder, a certificate evidencing the issuance of those Shares to which Holder is entitled pursuant to the terms hereunder. If this Warrant is not fully exercised, a new Warrant representing the portion of the Shares with respect to which this Warrant shall not have been exercised shall be issued to Holder within thirty (30) days.

          (b) Provided that Holder delivers the original Conversion Notice, this Warrant and payment within two (2) business days of the initial delivery of the Exercise Notice to the Company by telecopy or otherwise, exercise shall be deemed to be effective on the date the Exercise Notice is first received by the Company by telecopy or otherwise, as described in (a) above. Otherwise, exercise shall be effective on the date the Company receives the original Exercise Notice, this Warrant and payments. Upon the effective date of exercise, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the certificate representing the Shares shall not then be actually delivered to such Holder or that such Shares are not then set forth on the stock transfer books of the Company. The Company shall be obligated to make late payment to Holder under the circumstances set forth in Section 5.03 of the Securities Purchase Agreement.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of the Company's Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of the Company's Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and sales of assets.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) of, Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price shall be adjusted pursuant to paragraph 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed by first class mail, postage prepaid, to Holder.

     6. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

          (i) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

         (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

        (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

         (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary;

then in connection with each such event, the Company shall send to Holder:

               (1) at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above;

               (2)  in the case of the matters referred to in (iii) and
(iv) above, at least 10 days prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

               (3) prompt notice of any material change in the terms of the transaction described in (i) through (iv) above.

     7. FRACTIONAL SHARES. No fractional shares of Common will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     8. COMPLIANCE WITH SECURITIES ACT; NONTRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES OF COMMON.

          (a) COMPLIANCE WITH SECURITIES ACT. By acceptance hereof, Holder agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell or otherwise dispose of this Warrant or the Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). In the absence of registration of the Shares, upon exercise of this Warrant, Holder shall confirm in writing, in the form attached hereto as Exhibit B, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, Holder shall provide such additional information regarding Holder's financial and investment background as the Company may reasonably request. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, IF ANY, OR PURSUANT TO EXEMPTIONS THEREFROM."

     9. RIGHTS OF SHAREHOLDERS. Holder shall not be entitled to vote or receive dividends and shall not be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose. Nothing contained herein shall be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10. REGISTRATION RIGHTS. The Shares obtained upon exercise of this Warrant have unlimited "piggyback" registration rights, including the right to piggyback on the demand registration rights provided by the Securities Purchase Agreement for purchasers of Debentures and Warrants thereunder. The term "Registrable Securities" in such Securities Purchase Agreement shall include the Common Stock obtained upon exercise of this Warrant.

     11. GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with Colorado law.

     12. MISCELLANEOUS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopy number contained in the Company's records or such other address or telecopy number as such party may hereafter specify in writing to the Company at such address for that purpose, or, if to the Company, to 11101 E. 51st Ave., Denver, CO 80239, telecopy number 303/373-3870, attention Darce Hume, Controller. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such message is transmitted to the telecopy number contained in the Company's records or such other number as a party may specify in writing to the Company at such address, or (ii) if given by any other means, the earlier of (x) when delivered by hand to the address contained in the Company's record or such other address as a party may specify in writing to the Company at such address or (y) five business days after the mailing of such notice by certified mail.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by the signature or facsimile signature of its President, or by one of its Vice Presidents, and has caused its corporate seal to be hereto affixed and attested by the signature or facsimile signature of its Treasurer and this Warrant to be dated March 4, 1997.


                                 VARI-L COMPANY, INC.
ATTEST:



---------------------------      By:------------------------------------
Jon L. Clark, Vice President        David G. Sherman, President
of Finance and Treasurer


[SEAL]
                                 EXHIBIT A

                            NOTICE OF EXERCISE


TO:  VARI-L COMPANY, INC.

     1. The undersigned hereby elects to purchase ---------- shares of Common Stock of Vari-L Company, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other names as is specified below:


               ------------------------------------------------------
                                  (Name)


               ------------------------------------------------------

               ------------------------------------------------------
                                 (Address)

     3. [For use only in the absence of an effective registration statement covering the Shares] The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



                                   -------------------------------------
                                           (Signature)


--------------------------
    (Date)
                                 EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT


PURCHASER      :

COMPANY        :    VARI-L COMPANY, INC.

SECURITY       :    COMMON STOCK

AMOUNT         :

DATE           :


In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities except as set forth in the Securities Purchase Agreement. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

          (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

          (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) The exercise price of the Warrant is less than 10% of my net worth excluding home, home furnishings and automobiles.


                                  Signature of Purchaser:



                                  ----------------------------------------

                                  Date: ----------------------------------